CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of VanEck Funds of our report dated February 26, 2025, relating to the financial statements and financial highlights, which appears in Emerging Markets Bond Fund Annual Report on Form N-CSR for the year ended December 31, 2024. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
New York, New York
July 23, 2025

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017 T: (646) 471 3000, www.pwc.com/us